Exhibit 10.9

SUMMARY OF COMPENSATION FOR
THE BOARD OF TRUSTEES OF
RAMCO-GERSHENSON PROPERTIES TRUST

The following table sets forth the compensation program for non-employee Trustees

Annual cash retainer (paid quarterly):	$(1)
Additional cash retainer:
Chairman	$100,000
Audit Committee chair	7,500
Compensation Committee chair	5,000
Nominating and Governance Committee chair	5,000
Executive Committee chair	2,500
Executive Committee members	—
Annual equity retainer (shares of restricted stock)(2)	2,000

__________
(1)	The annual cash retainer is equal to $80,000 less the grant date fair value of the restricted stock granted in the applicable year.

(2)
Grants are made under the Trust’s 2008 Restricted Share Plan for Non-Employee Trustees.  The shares of restricted stock vest over three years.  The grant is made on June 30th or, if not a business day, the business day prior to June 30th.

The Trust also reimburses all Trustees for all expenses incurred in connection with attending any meetings or performing their duties as Trustees.